Exhibit 32.2

CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of Capital Resource Funding, Inc. (the "Company") on Form 10-QSB for the period ended August 31, 2006 filed with the Securities and Exchange Commission on the date hereof (the "Report"), I, Laura Koran, Chief Financial Officer of the Company for the quarter ending August 31, 2006, certify, pursuant to 18 U.S.C. 1350, as adopted pursuant to §906 of the Sarbanes-Oxley Act of 2002, that, based on my knowledge:

(1) The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

October 18, 2006

CAPITAL RESOURCE FUNDING, INC.

By: /s/ Laura Koran
      Laura Koran
      Chief Financial Officer
      for the Quarter ending August 31, 2006